As filed with the Securities and Exchange Commission on October 29, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHOPPING.COM LTD.

(Exact name of Registrant as Specified in Its Charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer Identification no.)

1 Zoran Street

Netanya 42504, Israel

972-9-892-1000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2003 Omnibus Stock Option and Restricted Stock Incentive Plan

2004 Equity Incentive Plan

2004 Employee Stock Purchase Plan

(Full title of the plans)

Daniel T. Ciporin

Chief Executive Officer

Shopping.com, Inc.

8000 Marina Boulevard, Fifth Floor

Brisbane, California 94005

(650) 616-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Horace L. Nash, Esq. Fenwick & West LLP 801 California Street Mountain View, CA 94041 (650) 988-8500	David S. Glatt, Adv. Meitar Liquornik Geva & Leshem Brandwein 16 Abba Hillel Silver Road Ramat Gan 52506, Israel 972-3-610-3100

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Aggregate Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Ordinary shares, par value NIS 0.01	3,618,669	(2)	$26.34	(3)	$95,315,741	(3)	$12,077	(3)
Ordinary shares, par value NIS 0.01	3,138,794	(4)	$2.56	(5)	$8,035,313	(6)	$1,018	(6)
TOTAL	6,757,463				103,351,054		$13,095

(1)	This Registration Statement shall also cover any additional number of ordinary shares attributable to these registered shares which become issuable under the plans of the Registrant referenced in this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the Registrant’s outstanding ordinary shares.
(2)	Represents the aggregate of 318,669 ordinary shares reserved for issuance under the Registrant’s 2003 Omnibus Stock Option and Restricted Stock Incentive Plan, 3,000,000 ordinary shares reserved for issuance under the Registrant’s 2004 Equity Incentive Plan and 300,000 ordinary shares reserved for issuance under the Registrant’s 2004 Employee Stock Purchase Plan.
(3)	Estimated as of October 26, 2004 pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee.
(4)	Represents shares of Common Stock subject to options outstanding as of June 30, 2004 under the Registrant’s 2003 Omnibus Stock Option and Restricted Stock Incentive Plan.
(5)	Weighted average per share exercise price for such outstanding options.
(6)	Calculated based on the weighted average per share exercise price pursuant to Rule 457(h)(1) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.(1)

Item 2. Registrant Information and Employee Plan Annual Information.(1)

(1)	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Registrant’s prospectus filed on October 26, 2004 pursuant to Rule 424(b) under the Securities Act relating to the registration statement on Form S-1 (File No. 333-113846), which contains the Registrant’s audited consolidated financial statements for the fiscal year ended December 31, 2003; and

(b)	The description of the Registrant’s ordinary shares contained in the Registrant’s registration statement on Form 8-A filed on September 29, 2004 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

As of the date of this Registration Statement, partners of the firm of Meitar Liquornik Geva & Leshem Brandwein own in the aggregate 48,185 of the Registrant’s ordinary shares.

Item 6. Indemnification of Directors and Officers.

The Israeli Companies Law (the “Companies Law”) provides that a company may include in its articles of association provisions allowing it to:

1.	Partially or fully exempt in advance, an officer or director of the company from his responsibility for damages caused by the breach of his duty of care to the company.

2.	Enter into a contract to insure the liability of an officer or director of the company by reason of acts committed in his capacity as an office holder of the company with respect to the following:

(a)	the breach of his duty of care to the company or any other person;

(b)	the breach of his duty of loyalty to the company, provided the officer or director acted in good faith and had a reasonable basis to believe that the act would not prejudice the interests of the company; and

(c)	a financial liability imposed upon the office holder in favor of other persons.

3.	Indemnify an office holder of the company for:

(a)	financial liabilities or obligations imposed upon him in favor of other persons pursuant to a court judgment, including a judgment given as a result of a settlement or an arbitrator’s decision approved by a court, by reason of acts or omissions of such person in his capacity as an office holder of the company; and

(b)	reasonable litigation expenses, including attorney’s fees, expended by an office holder or imposed upon him by a court, in an action, suit or proceeding brought by us or on our behalf or by other persons, or in connection with a criminal action from which he was acquitted, or in connection with a criminal action which does not require criminal intent in which he was convicted, in each case by reason of acts or omissions of such person in his capacity as an office holder.

The Companies Law provides that a company’s articles of association may provide for indemnification of an office holder on a retroactive basis and may also provide that a company may undertake to indemnify an office holder in advance, provided such undertaking is limited to types of occurrences, which, in the opinion of the company’s board of directors, are, at the time of the undertaking, foreseeable and in an amount the board of directors has determined is reasonable under the circumstances.

The Companies Law provides that a company may not indemnify or exempt the liabilities of an office holder or enter into an insurance contract that would provide coverage for the liability of an office holder with respect to the following:

•	a breach of his fiduciary duty, except to the extent described above;

•	a breach of his duty of care, if such breach was done intentionally or recklessly, which means with disregard of the circumstances of the breach or its consequences;

•	an act or omission done with the intent to unlawfully realize personal gain; or

•	a fine or penalty imposed upon him.

The grant of an exemption, an undertaking to indemnify or indemnification of, and procurement of insurance coverage for, an officer or director of a company requires, pursuant to the Companies Law, the approval of the company’s audit committee and board of directors and, with respect to a director, the approval of the company’s shareholders.

The Registrant’s articles of association allow for indemnification of, and procurement of insurance coverage for, its officers and directors to the maximum extent provided for by the Companies Law. The Registrant intends to obtain a policy of directors’ and officers’ liability insurance that will insure its directors and officers to the extent permitted by its articles of association and intends to enter into indemnification agreements with its directors and officers.

The indemnification provision in the Registrant’s articles of association and the indemnification agreements to be entered into between the Registrant and its directors and officers, may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act.

See also the undertakings set out in response to Item 9.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

(a)	The following exhibits are filed herewith or incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-113846) (as amended from time to time, the “S-1 Registration Statement”):

Number	Exhibit Title

4.01	Memorandum of Association of the Registrant (English translation) (incorporated by reference from Exhibit 3.01 to the S-1 Registration Statement).

4.02	Articles of Association of the Registrant, as amended (incorporated by reference from Exhibit 3.03 to the S-1 Registration Statement).

4.03	Form of Articles of Association of the Registrant to be filed upon the closing of the offering covered by the S-1 registration statement (incorporated by reference from Exhibit 3.04 to the S-1 Registration Statement).

4.04	Articles Amendment of the Registrant approved by the shareholders at the annual meeting of shareholders held on June 10, 2004 (incorporated by reference from Exhibit 3.05 to the S-1 Registration Statement).

4.05	Specimen of certificate for Ordinary Shares (incorporated by reference from Exhibit 4.01 to the S-1 Registration Statement).

4.06	2003 Omnibus Stock Option and Restricted Stock Incentive Plan (amending and replacing the 1999 Omnibus Stock Option and Restricted Stock Incentive Plan) (incorporated by reference from Exhibit 10.01 to the S-1 Registration Statement).

4.07	2004 Equity Incentive Plan (incorporated by reference from Exhibit 10.02 to the S-1 Registration Statement).

4.08	2004 Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.03 to the S-1 Registration Statement).

5.01	Opinion of Meitar Liquornik Geva & Leshem Brandwein.

23.01	Consent of Meitar Liquornik Geva & Leshem Brandwein (included in Exhibit 5.01).

23.02	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.03	Consent of Kesselman & Kesselman, Independent Registered Public Accounting Firm.

23.04	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.01	Powers of Attorney (included in the signature page).

Item 9. Undertakings.

a. The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of California, on this 29th day of October 2004.

SHOPPING.COM LTD.

By:	/s/ Greg J. Santora
Greg J. Santora Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Daniel T. Ciporin and Greg J. Santora, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to this Registration Statement, including post-effective amendments, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

Principal Executive Officer:

/s/ DANIEL T. CIPORIN Daniel T. Ciporin	Chief Executive Officer	October 29, 2004

Principal Financial Officer and Principal Accounting Officer:

/s/ GREG J. SANTORA Greg J. Santora	Chief Financial Officer	October 29, 2004

Additional Directors:

/s/ JOHN P. CONNAUGHTON John P. Connaughton	Director	October 29, 2004

/s/ JOHN R. JOHNSTON John R. Johnston	Director	October 29, 2004

/s/ MICHAEL A. EISENBERG Michael A. Eisenberg	Director	October 29, 2004

/s/ J. WILLIAM GURLEY J. William Gurley	Director	October 29, 2004

/s/ REINHARD LIEDL Reinhard Liedl	Director	October 29, 2004

Name	Title	Date

/s/ ANN MATHER Ann Mather	Director	October 29, 2004

/s/ LORRIE NORRINGTON Lorrie Norrington	Director	October 29, 2004

Exhibit Index

Number	Exhibit Title

4.01	Memorandum of Association of the Registrant (English translation) (incorporated by reference from Exhibit 3.01 to the S-1 Registration Statement).

4.02	Articles of Association of the Registrant, as amended (incorporated by reference from Exhibit 3.03 to the S-1 Registration Statement).

4.03	Form of Articles of Association of the Registrant to be filed upon the closing of the offering covered by the S-1 registration statement (incorporated by reference from Exhibit 3.04 to the S-1 Registration Statement).

4.04	Articles Amendment of the Registrant approved by the shareholders at the annual meeting of shareholders held on June 10, 2004 (incorporated by reference from Exhibit 3.05 to the S-1 Registration Statement).

4.05	Specimen of certificate for Ordinary Shares (incorporated by reference from Exhibit 4.01 to the S-1 Registration Statement).

4.06	2003 Omnibus Stock Option and Restricted Stock Incentive Plan (amending and replacing the 1999 Omnibus Stock Option and Restricted Stock Incentive Plan) (incorporated by reference from Exhibit 10.01 to the S-1 Registration Statement).

4.07	2004 Equity Incentive Plan (incorporated by reference from Exhibit 10.02 to the S-1 Registration Statement).

4.08	2004 Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.03 to the S-1 Registration Statement).

5.01	Opinion of Meitar Liquornik Geva & Leshem Brandwein.

23.01	Consent of Meitar Liquornik Geva & Leshem Brandwein (included in Exhibit 5.01).

23.02	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.03	Consent of Kesselman & Kesselman, Independent Registered Public Accounting Firm.

23.04	Consent of PricewaterhouseCoopers LLP, Independent Accountants.

24.01	Powers of Attorney (included in the signature page).